EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

David Green		Chane Graziano	Bryce Chicoyne
President		CEO	CFO
dgreen@harvardbioscience.com		cgraziano@harvardbioscience.com	bchicoyne@harvardbioscience.com
Tel:	508 893 8999
Fax:	508 429 8478

HBIO Reports First Quarter 2007 Results

Holliston, MA, May 8, 2007 / — Harvard Bioscience, Inc. (Nasdaq: HBIO), a global developer, manufacturer, and marketer of a broad range of tools to advance life science research, today reported unaudited financial highlights for the first quarter ended March 31, 2007.

First Quarter Reported Results

Revenues from our continuing operations for the three months ended March 31, 2007 were $19.1 million, an increase of 10.0% compared to revenues of $17.4 million for the three months ended March 31, 2006. Excluding the impact of foreign exchange rate changes, revenue grew approximately 5.0% during the three months ended March 31, 2007 compared to the same period in 2006. Income from continuing operations, as measured under U.S. generally accepted accounting principles (“GAAP”), was $1.7 million, or $0.06 per diluted share, for the three months ended March 31, 2007 compared to $1.6 million, or $0.05 per diluted share, for the same period in 2006. Non-GAAP adjusted income from continuing operations was $2.1 million, or $0.07 per diluted share, for the three months ended March 31, 2007 compared to $1.9 million, or $0.06 per diluted share, for the same period in 2006.

See Exhibits 4, 5 and 6 for reconciliations of GAAP to non-GAAP adjusted income from continuing operations, GAAP earnings per diluted share from continuing operations to non-GAAP adjusted earnings per diluted share from continuing operations and changes in revenues excluding foreign exchange fluctuations.

“During the first quarter of 2007 market demand remained strong for our products, particularly in the international markets. Revenues grew by 10% compared to the first quarter of 2006, with orders growth at 18% for the same period, increasing our backlog from December 2006 by $0.8 million,” said Chane Graziano, CEO of Harvard Bioscience.

First Quarter 2007 Highlights

•	18% overall order growth—6% organic, 7% from our acquisition of Anthos and 5% from fluctuations in foreign exchange rates;

•	10% overall revenue growth—8% from our acquisition of Anthos and 5% from fluctuations in foreign exchange rates offset by a 3% decrease in organic revenue;

•	Backlog increased $0.8 million since December 2006. Revenue growth was lower than order growth due to vendor delays in delivering parts for our new spectrophotometers;

•	16.5% non-GAAP adjusted operating income as a percent of revenue;

•	11.8% GAAP operating income as a percent of revenue;

•	$0.07 non-GAAP adjusted earnings per diluted share from continuing operations;

•	$0.06 GAAP earnings per diluted share from continuing operations.

See Exhibits 3, 5 and 6 for reconciliations of GAAP to non-GAAP adjusted operating income, GAAP earnings per diluted share to non-GAAP adjusted earnings per diluted share from continuing operations and changes in revenues excluding foreign exchange fluctuations.

“As we look forward to the second quarter of 2007, our goal is to continue the trends of 2006. We anticipate the economic trends to remain favorable and thus we anticipate generating revenues between $19.5 and $20.5 million at current exchange rates and reporting non-GAAP adjusted earnings per diluted share from continuing operations between $0.07 and $0.08 for the second quarter. Our full year guidance remains unchanged as we expect to generate revenue between $80.0 and $83.0 million and report non-GAAP adjusted earnings per diluted share from continuing operations between $0.29 and $0.31,” said Chane Graziano, CEO of Harvard Bioscience.

This non-GAAP adjusted earnings per diluted share from continuing operations guidance excludes amortization of intangible assets, the impact of potential additional acquisitions in 2007, the impact of stock compensation expense recognized under SFAS No. 123(R), and the impact of tax benefits associated with filing consolidated tax returns for continuing and discontinued businesses. See the table below for a reconciliation of our estimated non-GAAP adjusted earnings per diluted share from continuing operations to our estimated GAAP adjusted earnings per diluted share from continuing operations.

Reconciliation of Guidance for US GAAP Earnings per Diluted Share From Continuing Operations to Adjusted Non-GAAP Earnings per

Diluted Share From Continuing Operations

(unaudited)

	Three Months Ended June 30, 2007		Year Ended December 31, 2007

	Low Estimate	High Estimate	Low Estimate	High Estimate
Non-GAAP adjusted diluted earnings per common share from continuing operations —A	$0.07	$0.08	$0.29	$0.31
Less the impact of:
Amortization of intangible assets, net of tax—A	(0.01)	(0.01)	(0.04)	(0.04)
Stock-based compensation (SFAS No. 123(R)), net of tax—B	(0.01)	(0.01)	(0.06)	(0.06)
Tax benefits of filing consolidated tax returns for continuing and discontinued businesses—C	0.01	0.01	0.04	0.04

Diluted earnings per common share from continuing operations—A	$0.06	$0.07	$0.23	$0.25

A—Assumes no additional acquisitions.

B—Assumes no 2007 stock option grants.

C—Does not include the tax impact of completing the divestiture of our Capital Equipment Business.

Operating Results for Continuing Operations

Three months ended March 31, 2007 compared to three months ended March 31, 2006:

Revenues increased $1.7 million, or 10.0%, to $19.1 million for the three months ended March 31, 2007 compared to $17.4 million for the same period in 2006. Excluding the impact of foreign exchange, revenues increased $0.9 million, or 5.0%. The revenue increase was primarily in our core physiology and cell biology equipment sold by our Harvard Apparatus businesses and from sales of our recently acquired Anthos product lines. These increases were partially offset by a decrease in sales of our Biochrom spectrophotometers in part caused by vendor delays in delivering parts for new products. The foreign exchange impact on sales denominated in foreign currencies was $0.9 million, or 5.0%, during the first quarter of 2007.

Cost of product revenues increased $1.2 million, or 14.2%, to $9.7 million for the three months ended March 31, 2007 from $8.5 million for the three months ended March 31, 2006. The increase in cost of product revenues was mainly due to increased sales volumes in the first quarter of 2007 compared to the same period in 2006. Gross profit as a percentage of revenues decreased to 49.3% for the three months ended March 31, 2007 compared with 51.1% for the same period in 2006. The decrease in gross profit as a percentage of revenues was primarily due to a higher proportion of sales from our lower margin Anthos products and under-absorption of manufacturing overhead due to the delays in the delivery of parts for our new spectrophotometers.

Sales and marketing expenses increased $0.2 million, or 8.3%, to $2.5 million for the three months ended March 31, 2007 compared to $2.3 million for the three months ended March 31, 2006. This increase is primarily due to an increase in foreign exchange rates, commissions due to higher sales volumes and other employee related costs.

General and administrative expenses were $3.4 million, an increase of $0.2 million, or 6.5%, for the three months ended March 31, 2007 compared to $3.2 million for the three months ended March 31, 2006. The increase in general and administrative expenses is primarily due to an increase in foreign exchange rates.

Research and development expenses were $0.8 million for the three months ended March 31, 2007 and 2006.

Balance Sheet

We ended the first quarter of 2007 with cash and cash equivalents of $9.6 million compared to cash and cash equivalents of $9.8 million at December 31, 2006. As of March 31, 2007, $8.6 million was held by our continuing operations and $1.0 million was held by our discontinued operations. During the first quarter ended March 31, 2007, we repaid $1.5 million on our revolving credit facility bringing down the amount outstanding as of March 31, 2007 to $1.5 million compared to $3.0 million at December 31, 2006.

Accounts receivable were $11.8 million and inventories were $12.0 million as of March 31, 2007. Outstanding days of sales were 57 days for the three months ended March 31, 2007 compared to 50 days for the same period of 2006. Inventory turns were 3.4 times for the three months ended March 31, 2007 compared to 3.6 times for the same period of 2006.

Discontinued Operations

During the quarter ended September 30, 2005, the Company announced plans to divest its Capital Equipment Business segment. The decision to divest this business segment was based on the fact that market conditions for the Capital Equipment Business have been such that this business has not met the Company’s expectations and the decision to focus Company resources on the Apparatus and Instrumentation Business segment. As a result, we began reporting the Capital Equipment Business segment as a discontinued operation in the third quarter of 2005. The loss from discontinued operations, net of tax was approximately $1.2 million for the three months ended March 31, 2007 compared to a loss of $1.1 million for the same period in 2006.

We will provide an update on the status of the divestiture of the Capital Equipment Business segment during our conference call later this afternoon.

Conference Call Details

As previously announced, management will host a conference call to address first quarter results and business highlights and outlook, which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. web site. In addition, management may answer one or more questions concerning business and financial developments and trends and other business and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed. The conference call will begin at 5:30 p.m. Boston time on Tuesday, May 8, 2007. To listen to the conference call, log on to our website at: www.harvardbioscience.com, click on the Earnings Call icon. The live conference call is also accessible by dialing 800-299-0433 and referencing the pass code of “16856256.” This earnings release, as well as any material financial and other statistical information presented on the call which is not included in this earnings release, is available on our website by clicking on the Press Releases icon. If you are unable to listen to the live conference call, the call, this press release and any related financial or statistical information will be archived on our web site under the Press Releases icon or Earnings Call icon, as appropriate.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted income from continuing operations, adjusted earnings per diluted share from continuing operations and revenue growth excluding foreign exchange. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of income have excluded certain expenses primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, fair value adjustments of inventory and backlog related to acquisitions, restructuring expenses, discontinued operations and stock compensation expense, all net of tax. They also exclude the tax benefits of filing consolidated tax returns for continuing and discontinued businesses. We believe that revenue excluding foreign exchange provides useful information to investors by enabling them to evaluate growth in our business, excluding the impact of change in foreign exchange rates. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted income and earnings per diluted share from continuing operations for the three months ended March 31, 2007 and 2006, and our revenue growth excluding the impact of foreign exchange for the quarters ending March 31, 2006 through March 31, 2007 and the year ended December 31, 2006, compared to the corresponding periods ending from the prior year to the comparable GAAP financial information is included below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer, and marketer of a broad range of specialized products, primarily scientific instruments and apparatus, used to advance life science research at pharmaceutical and biotechnology companies, universities and government laboratories worldwide. HBIO sells its products to thousands of researchers in over 100 countries, through its 1,100 page catalog (and various other specialty catalogs), its website and through its distributors, including GE Healthcare, Thermo Fisher Scientific and VWR. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, and Austria with additional facilities in France and Canada. For more information, please visit www.harvardbioscience.com.

This press release contains, and our conference call may contain, forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company’s or management’s beliefs or expectations, the Company’s anticipated future revenues and earnings, the strength of the Company’s market position and business model, the impact of acquisitions, the outlook for the life sciences industry, the Company’s business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company’s products, and the Company’s plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those in the forward-looking statements include the Company’s inability to complete the divestiture of its Capital Equipment Business segment on attractive terms, the potential loss of business at the Company’s Capital Equipment Business segment relating to the Company’s decision to divest this business, unanticipated costs or expenses related to the divestiture of the Capital Equipment Business segment, the Company’s failure to successfully integrate acquired businesses or technologies, expand its product offerings, introduce new products or commercialize new technologies, unanticipated costs relating to acquisitions, decreased demand for the Company’s products due to changes in its customers’ needs, financial position, general economic outlook, or other circumstances, overall economic trends, the timing of our customers’ capital equipment purchases and the seasonal nature of purchasing in Europe, our potential misinterpretation of trends of our capital equipment product lines due to the cyclical nature of this market, economic, political and other risks associated with international revenues and operations, additional costs of complying with recent changes in regulatory rules applicable to public companies, our ability to manage our growth, our ability to retain key personnel, competition from our competitors, technological changes resulting in our products becoming obsolete, our ability to meet the financial covenants contained in our credit facility, our ability to protect our intellectual property and operate without infringing on others’ intellectual property, potential costs of any lawsuits to protect or enforce our intellectual property, economic and political conditions generally and those affecting pharmaceutical and biotechnology industries, impact of any impairment of our goodwill or intangible assets, and our acquisition of Genomic Solutions failing to qualify as a tax-free reorganization for federal tax purposes, plus factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site, http://www.harvardbioscience.com.

EXHIBIT #1

HARVARD BIOSCIENCE, INC.

Selected Consolidated Balance Sheet Information

(Unaudited, in thousands)

	March 31, 2007	December 31, 2006

Assets
Cash and cash equivalents	$8,605	$9,357
Trade receivables	11,751	13,323
Inventories	11,960	10,743
Property, plant and equipment	4,731	4,610
Goodwill and other intangibles	34,081	34,419
Other assets	3,337	3,464
Assets of discontinued operations—held for sale	17,039	17,312

Total assets	$91,504	$93,228

Liabilities and Stockholder’s Equity
Current liabilities—continuing operations	$8,651	$9,618
Current liabilities—discontinued operations	4,681	5,066

Total current liabilities	13,332	14,684
Total liabilities	18,472	21,345
Stockholders’ equity	73,032	71,883

Total liabilities and stockholders’ equity	$91,504	$93,228

EXHIBIT #2

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,

	2007	2006
Revenues	$19,115	$17,370
Cost of product revenues	9,694	8,490

Gross profit	9,421	8,880

Sales and marketing expenses	2,470	2,281
General and administrative expenses	3,403	3,195
Research and development expenses	844	751
Amortization of intangible assets	442	412

Total operating expenses	7,159	6,639

Operating income	2,262	2,241

Other income (expense):
Foreign exchange	24	15
Interest expense	(61)	(143)
Interest income	56	40
Other, net	(6)	(27)

Other income (expense), net	13	(115)

Income from continuing operations before income taxes	2,275	2,126
Income taxes	533	518

Income from continuing operations	1,742	1,608
Discontinued operations, net of tax	(1,246)	(1,068)

Net income	$496	$540

Income (loss) per share:
Basic earnings per common share from continuing operations	$0.06	$0.05
Discontinued operations	(0.04)	(0.03)

Basic earnings per common share	$0.02	$0.02

Diluted earnings per common share from continuing operations	$0.06	$0.05
Discontinued operations	(0.04)	(0.03)

Diluted earnings per common share	$0.02	$0.02

Weighted average common shares:
Basic	30,567	30,492

Diluted	31,394	31,151

EXHIBIT #3

HARVARD BIOSCIENCE, INC.

Reconciliation of US GAAP Operating Income to Non-GAAP Adjusted Operating Income

(in thousands)

(unaudited)

	Three Months Ended March 31,

	2007	2006
US GAAP operating income	$2,262	$2,241
Adjustments:
Amortization of intangible assets	442	412
Stock-based compensation expense	442	406

Non-GAAP adjusted operating income	$3,146	$3,059

EXHIBIT #4

HARVARD BIOSCIENCE, INC.

Reconciliation of US GAAP Income from Continuing Operations to Non-GAAP Adjusted Income from Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended March 31,

	2007	2006
US GAAP income from continuing operations	$1,742	$1,608
Adjustments:
Amortization of intangible assets	442	412
Stock-based compensation expense	442	406
Income taxes (A)	(510)	(480)

Non-GAAP adjusted income from continuing operations	$2,116	$1,946

(A)	Income taxes includes the tax effect of adjusting for the amortization of intangible assets and stock-based compensation. It also excludes the tax benefits of filing consolidated tax returns for continuing and discontinued businesses.

EXHIBIT #5

HARVARD BIOSCIENCE, INC.

Reconciliation of US GAAP Diluted Earnings Per Common Share from Continuing Operations to Non-

GAAP Adjusted Diluted Earnings Per Common Share from Continuing Operations

(unaudited)

	Three Months Ended March 31,

	2007	2006
US GAAP diluted earnings per common share from continuing operations	$0.06	$0.05
Adjustments:
Amortization of intangible assets	0.01	0.02
Stock-based compensation expense	0.01	0.01
Income Taxes (A)	(0.02)	(0.02)

Non-GAAP adjusted diluted earnings per common share from continuing operations	$0.07	$0.06

(A)	Income taxes includes the tax effect of adjusting for the amortization of intangible assets and stock-based compensation. It also excludes the tax benefits of filing consolidated tax returns for continuing and discontinued businesses.

EXHIBIT #6

HARVARD BIOSCIENCE, INC.

Reconciliation of Changes In Total Revenue Compared to the Same Period of the Prior Year (Continuing Operations)

(unaudited)

	For the Three Months Ended				For the Year Ended	Three Months Ended
	March 31, 2006	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	Dec. 31, 2006	March 31, 2007

Organic growth	11.9%	11.2%	3.7%	7.8%	8.5%	-2.7%
Acquisitions	0.0%	0.0%	3.6%	7.6%	2.9%	7.7%
Foreign exchange effect	-4.2%	0.5%	3.0%	6.1%	1.6%	5.0%

Total revenue growth	7.7%	11.7%	10.3%	21.5%	13.0%	10.0%